CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-92343) pertaining to the 1995 Stock Option Plan of Styleclick.com Inc. and in the Registration Statement (Form S-3 No. 333-90175) and in the Registration Statement (Form S-4 No. 333-33194) of our report dated February 21, 2000, with respect to the financial statements and schedule of Styleclick.com Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                                           /s/ Ernst & Young LLP

Los Angeles, California
June 22, 2000